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                                                                    EXHIBIT 23.2

                        [LETTERHEAD OF ARTHUR ANDERSEN]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                        /s/ Arthur Andersen LLP
                                        ________________________________________
                                        ARTHUR ANDERSEN LLP

Los Angeles, California
April 23, 1999